UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2016

Strategic Realty Trust, Inc.

(Exact name of Registrant specified in its Charter)

Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Suite 1100

San Mateo, California, 94402

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 343-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 10, 2016, the board of directors of Strategic Realty Trust, Inc. (the “Company”) authorized management of the Company to prepare and implement an amendment and restatement of the Amended and Restated Share Redemption Program (the “Amended and Restated SRP”) to revise the definition of disability under the Amended and Restated SRP. The Amended and Restated SRP is effective August 26, 2016. Under the Amended and Restated SRP, a person is deemed to be disabled and therefore eligible to redeem shares pursuant to the Amended and Restated SRP if they are disabled pursuant to the definition of “disability” in the Internal Revenue Code of 1986, as amended, at the time that the person’s written redemption request is received by the Company.

The other material terms of the Amended and Restated SRP are consistent with the terms of the Amended and Restated Share Redemption Program that was in effect immediately prior to August 26, 2016. The full text of the Amended and Restated SRP is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Amended and Restated Share Redemption Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: August 30, 2016	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer